Exhibit 23(a)


              CONSENT OF KPMG PEAT MARWICK LLP


The Board of Directors
Arguss Holdings, Inc.



We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 13, 1998, with respect to the consolidated balance sheets of Arguss Holdings, Inc. as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended, which report appears in the Arguss Holdings, Inc. Form 10-KSB for the fiscal year ended December 31, 1997.



                              /s/ KPMG Peat Marwick LLP
                              KPMG PEAT MARWICK LLP

Boston, Massachusetts
May 27, 1998